BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of *Barbara K. Cegavske* Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20180433530-79 Filing Date and Time 10/02/2018 2:15 PM Entity Number E0491532009-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

MADISON VENTURES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

300,000,000 shares of common stock, with a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

12,000,000 shares of common stock, with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation will issue one share of common stock for every twenty five shares of common stock issued and outstanding immediately prior to the effective date and time of the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Fractional shares will be rounded up to the next nearest whole number.

7. Effective date and time of filing: (optional) Date: October 9, 2018 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ William Shawn Clark

Signature of Officer

President, Secretary and Treasurer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.